EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Lightbridge Corporation

Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223674 and No. 333-187659) and Form S-8 (No. 333-229138, No. 333-218796 and No. 333-135842) of Lightbridge Corporation of our report dated March 25, 2021, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 25, 2021